UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois		60707
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, Cobra Electronics Corporation (the “Company”) announced the resignation of Michael Smith, its Senior Vice President and Chief Financial Officer, effective as of January 31, 2011. Robert E. Ben, the Company’s Vice President and Corporate Controller, has been appointed to serve in the additional capacity of Interim Chief Financial Officer (principal financial officer) of the Company effective January 31, 2011. Mr. Ben, age 46, has served as the Company’s Vice President and Corporate Controller since 2007 and previously was the Company’s Corporate Controller from 2000 to 2007. The Company intends to initiate an executive search, including internal and external candidates, to identify a permanent replacement for Mr. Smith. The Company’s press release dated January 14, 2011 is filed as an exhibit hereto and incorporated hereby by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Press Release of Cobra Electronics Corporation dated January 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ GERALD LAURES
Name:	Gerald Laures
Title:	Vice President -Finance

Date: January 14, 2011

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Press Release of Cobra Electronics Corporation dated January 14, 2011